Exhibit 32 18 U.S.C. Section 1350 Certifications of Chief Executive and Chief Financial Officers
The following statement is being furnished to the Securities and Exchange Commission solely for purposes of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), which carries with it certain criminal penalties in the event of a knowing or willful misrepresentation.
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549
Re: Andrew Corporation
Ladies and Gentlemen:
In accordance with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 USC 1350), each of the undersigned hereby certifies that:
(i)	this Current Report on Form 10-Q fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Andrew Corporation.
Dated as of this 8th day of August 2005.

/s/ Ralph E. Faison	/s/ Marty R. Kittrell

Ralph E. Faison	Marty R. Kittrell
President and Chief Executive Officer	Chief Financial Officer